SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SOUTHWEST GAS CORP

                    GAMCO INVESTORS, INC.
                                 1/07/03            1,200            23.1117
                                 1/02/03            4,000-           23.4750
                                 1/02/03            2,500-           23.5036
                                12/31/02              500-           23.4500
                                12/20/02            1,000-           22.8530
                                12/12/02           10,000-             *DO


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.